EFFECTIVE FEBRUARY 22,
2013 THE COMPANYS NAME
CHANGED TO TYMAN PLC
EXHIBIT A
AMERICAN DEPOSITARY
SHARES
Each American Depositary Share
represents
Ten 10 deposited Shares
THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF 5 PENCE
EACH OF
LUPUS CAPITAL PLC
INCORPORATED UNDER THE
LAWS OF THE UNITED
KINGDOM
            The Bank of New
York, as depositary hereinafter
called the Depositary, hereby
certifies that , or registered assigns
IS THE OWNER OF
AMERICAN DEPOSITARY
SHARES
representing deposited ordinary
shares herein called Shares of
Lupus Capital plc, incorporated
under the laws of the United
Kingdom herein called the
Company.  At the date hereof,
each American Depositary Share
represents Ten 10 Shares deposited
or subject to deposit under the
Deposit Agreement as such term is
hereinafter defined at the London
office of The Bank of New York
herein called the Custodian.  The
Depositarys Corporate Trust Office
is located at a different address
than its principal executive office.
Its Corporate Trust Office is
located at 101 Barclay Street, New
York, N.Y. 10286, and its principal
executive office is located at One
Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS
CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y. 10286


1.
	TH
E DEPOSIT AGREEMENT.
      This American Depositary
Receipt is one of an issue herein
called Receipts, all issued and to be
issued upon the terms and
conditions set forth in the deposit
agreement, dated as of June 16,
2008 as the same may be amended
from time to time in accordance
with its terms, herein called the
Deposit Agreement, by and among
the Company, the Depositary, and
all Owners and holders from time
to time of American Depositary
Shares issued thereunder, each of
whom by accepting American
Depositary Shares agrees to
become a party thereto and become
bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of
Owners and holders and the rights
and duties of the Depositary in
respect of the Shares deposited
thereunder and any and all other
securities, property and cash from
time to time received in respect of
such Shares and held thereunder
such Shares, securities, property,
and cash are herein called
Deposited Securities.  Copies of
the Deposit Agreement are on file
at the Depositarys Corporate Trust
Office in New York City and at
the office of the Custodian.
      The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of
the Deposit Agreement and are
qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is
hereby made.  Capitalized terms
defined in the Deposit Agreement
and not defined herein shall have
the meanings set forth in the
Deposit Agreement.
2.
	SU
RRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the
Corporate Trust Office of the
Depositary of American Depositary
Shares, and upon payment of the
fee of the Depositary provided in
this Receipt, and subject to the
terms and conditions of the
Deposit Agreement, the Owner of
those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of
Deposited Securities at the time
represented by those American
Depositary Shares.  Delivery of
such Deposited Securities may be
made by the delivery of a
certificates or account transfer in
the name of the Owner hereof or as
ordered by him, with proper
endorsement or accompanied by
proper instruments or instructions
of transfer and b any other
securities, property and cash to
which such Owner is then entitled
in respect of this Receipt.  Such
delivery will be made at the option
of the Owner hereof, either at the
office of the Custodian or at the
Corporate Trust Office of the
Depositary, provided that the
forwarding of certificates for
Shares or other Deposited
Securities for such delivery at the
Corporate Trust Office of the
Depositary shall be at the risk and
expense of the Owner hereof.
3.
	TR
ANSFERS, SPLITUPS, AND
COMBINATIONS OF
RECEIPTS.
      Transfers of American
Depositary Shares, without
unreasonable delay, may be
registered on the books of the
Depositary by the Owner in person
or by a duly authorized attorney,
upon surrender of those American
Depositary Shares properly
endorsed for transfer or
accompanied by proper instruments
of transfer, in the case of a Receipt,
or pursuant to a proper instruction
including, for the avoidance of
doubt, instructions through DRS
and Profile as provided in Section
2.10 of the Deposit Agreement, in
the case of uncertificated American
Depositary Shares, and funds
sufficient to pay any applicable
transfer taxes and the expenses of
the Depositary and upon
compliance with such regulations,
if any, as the Depositary may
establish for such purpose. This
Receipt may be split into other
such Receipts, or may be combined
with other such Receipts into one
Receipt, evidencing the same
aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered. The
Depositary, upon surrender of
certificated American Depositary
Shares for the purpose of
exchanging for uncertificated
American Depositary Shares, shall
cancel those certificated American
Depositary Shares and send the
Owner a statement confirming that
the Owner is the Owner of
uncertificated American
Depositary Shares. The Depositary,
upon receipt of a proper instruction
including, for the avoidance of
doubt, instructions through DRS
and Profile as provided in Section
2.10 of the Deposit Agreement
from the Owner of uncertificated
American Depositary Shares for
the purpose of exchanging for
certificated American Depositary
Shares, shall cancel those
uncertificated American
Depositary Shares and deliver to
the Owner the same number of
certificated American Depositary
Shares.  As a condition precedent
to the delivery, registration of
transfer, or surrender of any
American Depositary Shares or
splitup or combination of any
Receipt or withdrawal of any
Deposited Securities, the
Depositary, the Custodian, or
Registrar may require payment
from the depositor of the Shares or
the presenter of the Receipt or
instruction for registration of
transfer or surrender of American
Depositary Shares not evidenced
by a Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock
transfer or registration fee with
respect thereto including any such
tax or charge and fee with respect
to Shares being deposited or
withdrawn and payment of any
applicable fees as provided in the
Deposit Agreement, may require
the production of proof
satisfactory to it as to the identity
and genuineness of any signature
and may also require compliance
with any regulations the Depositary
may establish consistent with the
provisions of the Deposit
Agreement.
      The delivery of American
Depositary Shares against deposit
of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of
American Depositary Shares in
particular instances may be refused,
or the registration of transfer of
outstanding American Depositary
Shares generally may be
suspended, during any period
when the transfer books of the
Depositary are closed, or if any
such action is deemed necessary or
advisable by the Depositary or the
Company at any time or from time
to time because of any requirement
of law or of any government or
governmental body or commission,
or under any provision of the
Deposit Agreement, or for any
other reason, subject to the
provisions of the following
sentence. Notwithstanding
anything to the contrary in the
Deposit Agreement or this Receipt,
the surrender of outstanding
American Depositary Shares and
withdrawal of Deposited Securities
may not be suspended subject only
to i temporary delays caused by
closing the transfer books of the
Depositary or the Company or the
Foreign Registrar, if applicable, or
the deposit of Shares in connection
with voting at a shareholders
meeting, or the payment of
dividends, ii the payment of fees,
taxes and similar charges, and iii
compliance with any U.S. or
foreign laws or governmental
regulations relating to the
American Depositary Shares or to
the withdrawal of the Deposited
Securities.  Without limitation of
the foregoing, the Depositary shall
not knowingly accept for deposit
under the Deposit Agreement any
Shares which would be required to
be registered under the provisions
of the Securities Act of 1933 for
public offer and sale in the United
States, unless a registration
statement is in effect as to such
Shares or such Shares are exempt
from registration thereunder.
4.
	LI
ABILITY OF OWNER FOR
TAXES.
      If any tax or other
governmental charge shall become
payable with respect to any
American Depositary Shares or any
Deposited Securities represented
by any American Depositary
Shares, such tax or other
governmental charge shall be
payable by the Owner to the
Depositary.  The Depositary may
refuse to register any transfer of
those American Depositary Shares
or any withdrawal of Deposited
Securities represented by those
American Depositary Shares until
such payment is made, and may
withhold any dividends or other
distributions, or may sell for the
account of the Owner any part or
all of the Deposited Securities
represented by those American
Depositary Shares, and may apply
such dividends or other
distributions or the proceeds of any
such sale in payment of such tax or
other governmental charge and the
Owner shall remain liable for any
deficiency.
5.
	W
ARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing
Shares under the Deposit
Agreement shall be deemed
thereby to represent and warrant,
that such Shares and each
certificate therefor, if applicable,
are validly issued, fully paid,
nonassessable and were not issued
in violation of any preemptive or
similar rights of the holders of
outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
Shares and the sale of American
Depositary Shares representing
such Shares by that person are not
restricted under the Securities Act
of 1933.  Such representations and
warranties shall survive the deposit
of Shares and delivery of American
Depositary Shares.
6.
	FI
LING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting
Shares for deposit or any Owner or
holder may be required from time
to time to file with the Depositary
or the Custodian such proof of
citizenship or residence, exchange
control approval, or such
information relating to the
registration on the books of the
Company or the Foreign Registrar,
if applicable, to execute such
certificates and to make such
representations and warranties, as
the Depositary may deem
necessary or proper.  The
Depositary may withhold the
delivery or registration of transfer
of any American Depositary Shares
or the distribution of any dividend
or sale or distribution of rights or
of the proceeds thereof or the
delivery of any Deposited
Securities until such proof or other
information is filed or such
certificates are executed or such
representations and warranties
made.
      If requested in writing by
the Company, the Depositary shall
provide the Company, in a timely
manner, with copies of proofs,
certificates or information that it
receives pursuant to Section 3.01
of the Deposit Agreement, to the
extent that disclosure is permitted
by applicable law.  Each Owner
and Holder agrees to provide any
information requested by the
Company or Depositary pursuant
to Section 3.01 of the Deposit
Agreement.
      No Share shall be accepted
for deposit unless accompanied by
evidence satisfactory to the
Depositary that any necessary
approval has been granted by any
governmental body in the United
Kingdom that is then performing
the function of the regulation of
currency exchange.
7.
	CH
ARGES OF DEPOSITARY.
      The following charges shall
be incurred by any party depositing
or withdrawing Shares or by any
party surrendering American
Depositary Shares or to whom
American Depositary Shares are
issued including, without
limitation, issuance pursuant to a
stock dividend or stock split
declared by the Company or an
exchange of stock regarding the
American Depositary Shares or
Deposited Securities or a delivery
of American Depositary Shares
pursuant to Section 4.03 of the
Deposit Agreement, or by Owners,
as applicable  1 taxes and other
governmental charges, 2 such
registration fees as may from time
to time be in effect for the
registration of transfers of Shares
generally on the Share register of
the Company or Foreign Registrar
and applicable to transfers of
Shares to or from the name of the
Depositary or its nominee or the
Custodian or its nominee on the
making of deposits or withdrawals
under the terms of the Deposit
Agreement, 3 such cable, telex and
facsimile transmission expenses as
are expressly provided in the
Deposit Agreement, 4 such
expenses as are incurred by the
Depositary in the conversion of
foreign currency pursuant to
Section 4.05 of the Deposit
Agreement, 5 a fee of 5.00 or less
per 100 American Depositary
Shares or portion thereof for the
delivery of American Depositary
Shares pursuant to Section 2.03,
4.03 or 4.04 of the Deposit
Agreement and the surrender of
American Depositary Shares
pursuant to Section 2.05 or 6.02 of
the Deposit Agreement, 6 a fee of
..02 or less per American Depositary
Share or portion thereof for any
cash distribution made pursuant to
the Deposit Agreement, including,
but not limited to Sections 4.01
through 4.04 of the Deposit
Agreement, 7 a fee for the
distribution of securities pursuant
to Section 4.02 of the Deposit
Agreement, such fee being in an
amount equal to the fee for the
execution and delivery of
American Depositary Shares
referred to above which would
have been charged as a result of the
deposit of such securities for
purposes of this clause 7 treating all
such securities as if they were
Shares but which securities are
instead distributed by the
Depositary to Owners, 8 in
addition to any fee charged under
clause 6, a fee of .02 or less per
American Depositary Share or
portion thereof per annum for
depositary services, which will be
payable as provided in clause 9
below, 9 any other charges payable
by the Depositary, any of the
Depositarys agents, including the
Custodian, or the agents of the
Depositarys agents in connection
with the servicing of Shares or
other Deposited Securities which
charge shall be assessed against
Owners as of the date or dates set
by the Depositary in accordance
with Section 4.06 of the Deposit
Agreement and shall be payable at
the sole discretion of the
Depositary by billing such Owners
for such charge or by deducting
such charge from one or more cash
dividends or other cash
distributions.
      The Depositary, subject to
Article 8 hereof, may own and deal
in any class of securities of the
Company and its affiliates and in
American Depositary Shares.
8.
	PR
ERELEASE OF RECEIPTS.
      Notwithstanding Section
2.03 of the Deposit Agreement, the
Depositary may deliver American
Depositary Shares prior to the
receipt of Shares pursuant to
Section 2.02 of the Deposit
Agreement a PreRelease.  The
Depositary may, pursuant to
Section 2.05 of the Deposit
Agreement, deliver Shares upon
the surrender of American
Depositary Shares that have been
PreReleased, whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
American Depositary Shares have
been PreReleased.  The Depositary
may receive American Depositary
Shares in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom American Depositary Shares
or Shares are to be delivered, that
such person, or its customer, owns
the Shares or American Depositary
Shares to be remitted, as the case
may be, b at all times fully
collateralized with cash, U.S.
government securities or such other
collateral as the Depositary
determines, in good faith, will
provide substantially similar
liquidity and security, c terminable
by the Depositary on not more than
five 5 business days notice, and d
subject to such further indemnities
and credit regulations as the
Depositary deems reasonably
appropriate.  The number of
American Depositary Shares which
are outstanding at any time as a
result of PreRelease will not
normally exceed thirty percent 30
of the Shares deposited under the
Deposit Agreement provided,
however, that the Depositary
reserves the right to disregard such
limit from time to time as it deems
reasonably appropriate and may,
with the prior written consent of
the Company, change such limit for
general application.
      The Depositary may retain
for its own account any
compensation received by it in
connection with the foregoing.
9.
	TIT
LE TO RECEIPTS.
      It is a condition of this
Receipt and every successive
Owner and holder of this Receipt
by accepting or holding the same
consents and agrees that when
properly endorsed or accompanied
by proper instruments of transfer,
shall be transferable as certificated
registered securities under the laws
of New York. American
Depositary Shares not evidenced
by Receipts shall be transferable as
uncertificated registered securities
under the laws of New York.  The
Depositary, notwithstanding any
notice to the contrary, may treat
the Owner of American Depositary
Shares as the absolute owner
thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice
provided for in the Deposit
Agreement and for all other
purposes, and neither the
Depositary nor the Company shall
have any obligation or be subject to
any liability under the Deposit
Agreement to any Holder of
American Depositary Shares unless
that Holder is the Owner of those
American Depositary Shares.
10.
	VA
LIDITY OF RECEIPT.
      This Receipt shall not be
entitled to any benefits under the
Deposit Agreement or be valid or
obligatory for any purpose, unless
this Receipt shall have been
executed by the Depositary by the
manual signature of a duly
authorized signatory of the
Depositary provided, however that
such signature may be a facsimile if
a Registrar for the Receipts shall
have been appointed and such
Receipts are countersigned by the
manual signature of a duly
authorized officer of the Registrar,
if a Registrar for the Receipts
should have been appointed.
11.
	RE
PORTS INSPECTION OF
TRANSFER BOOKS.
      The Company currently
furnishes the Securities and
Exchange Commission hereinafter
called the Commission with certain
public reports and documents
required by foreign law or
otherwise under Rule 12g32b
under the Securities Exchange Act
of 1934.  Such reports and
communications will be available
for inspection and copying at the
public reference facilities
maintained by the Commission
located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make
available for inspection by Owners
at its Corporate Trust Office any
reports, notices and other
communications, including any
proxy soliciting material, received
from the Company which are both
a received by the Depositary as the
holder of the Deposited Securities
and b made generally available to
the holders of such Deposited
Securities by the Company.  The
Depositary will also, upon written
request by the Company, send to
Owners copies of such reports
when furnished by the Company
pursuant to the Deposit
Agreement.
      The Depositary will keep
books, at its Corporate Trust
Office, for the registration of
American Depositary Shares and
transfers of American Depositary
Shares which at all reasonable
times shall be open for inspection
by the Owners, provided that such
inspection shall not be for the
purpose of communicating with
Owners in the interest of a business
or object other than the business of
the Company or a matter related to
the Deposit Agreement or the
American Depositary Shares.

12.
	DI
VIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary
receives any cash dividend or other
cash distribution on any Deposited
Securities, the Depositary will, if at
the time of receipt thereof any
amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a
reasonable basis into United States
dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend
or distribution into dollars and will
distribute the amount thus received
net of the fees and expenses of the
Depositary as provided in Article 7
hereof and Section 5.09 of the
Deposit Agreement to the Owners
entitled thereto provided, however,
that in the event that the Company,
the Custodian or the Depositary is
required to withhold and does
withhold from any cash dividend
or other cash distribution in respect
of any Deposited Securities an
amount on account of taxes or
other governmental charges, the
amount distributed to the Owners
of the American Depositary Shares
representing such Deposited
Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the
Deposit Agreement, whenever the
Depositary receives any
distribution other than a
distribution described in
Section 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary
will cause the securities or property
received by it to be distributed to
the Owners entitled thereto, in any
manner that the Depositary may
deem equitable and practicable for
accomplishing such distribution
provided, however, that if in the
opinion of the Depositary such
distribution cannot be made
proportionately among the Owners
of Receipts entitled thereto, or if
for any other reason the Depositary
deems such distribution not to be
feasible, the Depositary may adopt
such method as it may deem
equitable and practicable for the
purpose of effecting such
distribution, including, but not
limited to, the public or private sale
of the securities or property thus
received, or any part thereof, and
the net proceeds of any such sale
net of the fees and expenses of the
Depositary as provided in Article 7
hereof and Section 5.09 of the
Deposit Agreement will be
distributed by the Depositary to
the Owners of Receipts entitled
thereto all in the manner and
subject to the conditions described
in Section 4.01 of the Deposit
Agreement.  The Depositary may
withhold any distribution of
securities under Section 4.02 of the
Deposit Agreement if it has not
received satisfactory assurances
from the Company that the
distribution does not require
registration under the Securities
Act of 1933.  The Depositary may
sell, by public or private sale, an
amount of securities or other
property it would otherwise
distribute under this Article that is
sufficient to pay its fees and
expenses in respect of that
distribution.
      If any distribution consists
of a dividend in, or free
distribution of, Shares, the
Depositary may deliver to the
Owners entitled thereto, an
aggregate number of American
Depositary Shares representing the
amount of Shares received as such
dividend or free distribution,
subject to the terms and conditions
of the Deposit Agreement with
respect to the deposit of Shares
issuance of American Depositary
Shares, including the withholding
of any tax or other governmental
charge as provided in Section 4.11
of the Deposit Agreement after the
deduction or upon payment of the
fees and expenses of the
Depositary as provided in Article 7
hereof and Section 5.09 of the
Deposit Agreement and the
Depositary may sell, by public or
private sale, an amount of Shares
received sufficient to pay its fees
and expenses in respect of that
distribution.  In lieu of delivering
fractional American Depositary
Shares in any such case, the
Depositary will sell the amount of
Shares represented by the
aggregate of such fractions and
distribute the net proceeds, all in
the manner and subject to the
conditions described in Section
4.01of the Deposit Agreement.  If
additional American Depositary
Shares are not so delivered, each
American Depositary Share shall
thenceforth also represent the
additional Shares distributed upon
the Deposited Securities
represented thereby.
      In the event that the
Depositary determines that any
distribution in property including
Shares and rights to subscribe
therefor is subject to any tax or
other governmental charge which
the Depositary is obligated to
withhold, the Depositary may by
public or private sale dispose of all
or a portion of such property
including Shares and rights to
subscribe therefor in such amounts
and in such manner as the
Depositary deems necessary and
practicable to pay any such taxes or
charges, and the Depositary shall
distribute the net proceeds of any
such sale after deduction of such
taxes or charges to the Owners of
Receipts entitled thereto.
13.
	RI
GHTS.
      In the event that the
Company shall offer or cause to be
offered to the holders of any
Deposited Securities any rights to
subscribe for additional Shares or
any rights of any other nature, the
Depositary shall, after consultation
with the Company, have discretion
as to the procedure to be followed
in making such rights available to
any Owners or in disposing of such
rights on behalf of any Owners and
making the net proceeds available
to such Owners or, if by the terms
of such rights offering or for any
other reason, the Depositary may
not either make such rights
available to any Owners or dispose
of such rights and make the net
proceeds available to such Owners,
then the Depositary shall allow the
rights to lapse.  If at the time of the
offering of any rights the
Depositary determines in its
discretion that it is lawful and
feasible to make such rights
available to all or certain Owners
but not to other Owners, the
Depositary may distribute to any
Owner to whom it determines the
distribution to be lawful and
feasible, in proportion to the
number of American Depositary
Shares held by such Owner,
warrants or other instruments
therefor in such form as it deems
reasonably appropriate.
      In circumstances in which
rights would otherwise not be
distributed, if an Owner requests
the distribution of warrants or
other instruments in order to
exercise the rights allocable to the
American Depositary Shares of
such Owner under the Deposit
Agreement, the Depositary will
make such rights available to such
Owner upon written notice from
the Company to the Depositary
that a the Company has elected in
its sole discretion to permit such
rights to be exercised and b such
Owner has executed such
documents as the Company has
determined in its sole discretion are
reasonably required under
applicable law.
      If the Depositary has
distributed warrants or other
instruments for rights to all or
certain Owners, then upon
instruction from such an Owner
pursuant to such warrants or other
instruments to the Depositary from
such Owner to exercise such rights,
upon payment by such Owner to
the Depositary for the account of
such Owner of an amount equal to
the purchase price of the Shares to
be received upon the exercise of
the rights, and upon payment of
the fees and expenses of the
Depositary and any other charges
as set forth in such warrants or
other instruments, the Depositary
shall, on behalf of such Owner,
exercise the rights and purchase the
Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on
behalf of such Owner.  As agent
for such Owner, the Depositary
will cause the Shares so purchased
to be deposited pursuant to Section
2.02 of the Deposit Agreement,
and shall, pursuant to Section 2.03
of the Deposit Agreement, deliver
American Depositary Shares to
such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such
deposit shall be made, and
depositary shares shall be
delivered, under depositary
arrangements which provide for
issuance of depositary shares
subject to the appropriate
restrictions on sale, deposit,
cancellation, and transfer under
applicable United States laws.
      If the Depositary
determines in its discretion that it is
not lawful and feasible to make
such rights available to all or
certain Owners, it may sell the
rights, warrants or other
instruments in proportion to the
number of American Depositary
Shares held by the Owners to
whom it has determined it may not
lawfully or feasibly make such
rights available, and allocate the
net proceeds of such sales net of
the fees and expenses of the
Depositary as provided in Section
5.09 of the Deposit Agreement and
all taxes and governmental charges
payable in connection with such
rights and subject to the terms and
conditions of the Deposit
Agreement for the account of such
Owners otherwise entitled to such
rights, warrants or other
instruments, upon an averaged or
other practical basis without regard
to any distinctions among such
Owners because of exchange
restrictions or the date of delivery
of any American Depositary Shares
or otherwise.
      The Depositary will not
offer rights to Owners unless both
the rights and the securities to
which such rights relate are either
exempt from registration under the
Securities Act of 1933 with respect
to a distribution to all Owners or
are registered under the provisions
of such Act provided, that nothing
in the Deposit Agreement shall
create any obligation on the part of
the Company to file a registration
statement with respect to such
rights or underlying securities or to
endeavor to have such a
registration statement declared
effective.  If an Owner requests the
distribution of warrants or other
instruments, notwithstanding that
there has been no such registration
under the Securities Act of 1933,
the Depositary shall not effect such
distribution unless it has received
an opinion from recognized counsel
in the United States for the
Company upon which the
Depositary may rely that such
distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to
determine that it may be lawful or
feasible to make such rights
available to Owners in general or
any Owner in particular.
14.
	CO
NVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or
the Custodian shall receive foreign
currency, by way of dividends or
other distributions or the net
proceeds from the sale of
securities, property or rights, and if
at the time of the receipt thereof
the foreign currency so received
can in the judgment of the
Depositary be converted on a
reasonable basis into Dollars and
the resulting Dollars transferred to
the United States, the Depositary
shall convert or cause to be
converted by sale or in any other
manner that it may determine, such
foreign currency into Dollars, and
such Dollars shall be distributed to
the Owners entitled thereto or, if
the Depositary shall have
distributed any warrants or other
instruments which entitle the
holders thereof to such Dollars,
then to the holders of such
warrants and/or instruments upon
surrender thereof for cancellation.
Such distribution may be made
upon an averaged or other
practicable basis without regard to
any distinctions among Owners on
account of exchange restrictions,
the date of delivery of any
American Depositary Shares or
otherwise and shall be net of any
expenses of conversion into Dollars
incurred by the Depositary as
provided in Section 5.09 of the
Deposit Agreement.
      If such conversion or
distribution can be effected only
with the approval or license of any
government or agency thereof, the
Depositary shall file such
application for approval or license,
if any, as it may deem desirable
provided, however, that the
Company shall not be obligated to
make such filing.
      If at any time the
Depositary shall determine that in
its judgment any foreign currency
received by the Depositary or the
Custodian is not convertible on a
reasonable basis into Dollars
transferable to the United States,
or if any approval or license of any
government or agency thereof
which is required for such
conversion is denied or in the
opinion of the Depositary is not
obtainable, or if any such approval
or license is not obtained within a
reasonable period as determined by
the Depositary, the Depositary may
distribute the foreign currency or
an appropriate document
evidencing the right to receive such
foreign currency received by the
Depositary to, or in its discretion
may hold such foreign currency
uninvested and without liability for
interest thereon for the respective
accounts of, the Owners entitled to
receive the same.
      If any such conversion of
foreign currency, in whole or in
part, cannot be effected for
distribution to some of the Owners
entitled thereto, the Depositary
may in its discretion make such
conversion and distribution in
Dollars to the extent permissible to
the Owners entitled thereto and
may distribute the balance of the
foreign currency received by the
Depositary to, or hold such balance
uninvested and without liability for
interest thereon for the respective
accounts of, the Owners entitled
thereto.

15.
	RE
CORD DATES.
      Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall be
made, or whenever rights shall be
issued with respect to the
Deposited Securities, or whenever
the Depositary shall receive notice
of any meeting of holders of
Shares or other Deposited
Securities, or whenever for any
reason the Depositary causes a
change in the number of Shares
that are represented by each
American Depositary Share, or
whenever the Depositary shall find
it necessary or convenient, the
Depositary shall fix a record date
which, so far as reasonably
practicable, shall be the same as
any record date established by the
Company in respect of the Shares a
for the determination of the
Owners who shall be i entitled to
receive such dividend, distribution
or rights or the net proceeds of the
sale thereof, ii entitled to give
instructions for the exercise of
voting rights at any such meeting
or iii responsible for any fee
assessed by the Depositary
pursuant to the Deposit
Agreement, or b on or after which
each American Depositary Share
will represent the changed number
of Shares, subject to the provisions
of the Deposit Agreement.
16.
	VO
TING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of
any meeting of holders of Shares or
other Deposited Securities, if
requested in writing by the
Company, the Depositary shall, as
soon as practicable thereafter, mail
to the Owners of Receipts a notice,
the form of which notice shall be
prepared by the Depositary and the
text of which shall be approved by
the Company, which shall contain
a such information as is contained
in such notice of meeting received
by the Depositary from the
Company, b a statement that the
Owners as of the close of business
on a specified record date will be
entitled, subject to any applicable
provision of law and of the articles
of association or similar documents
of the Company, to instruct the
Depositary as to the exercise of the
voting rights, if any, pertaining to
the amount of Shares or other
Deposited Securities represented
by their respective American
Depositary Shares and c a
statement as to the manner in
which such instructions may be
given.  Upon the written request of
an Owner of American Depositary
Shares on such record date,
received on or before the date
established by the Depositary for
such purpose, the Depositary shall
endeavor insofar as practicable to
vote or cause to be voted the
amount of Shares or other
Deposited Securities represented
by those American Depositary
Shares in accordance with the
instructions set forth in such
request.  The Depositary shall not
vote or attempt to exercise the right
to vote that attaches to the Shares
or other Deposited Securities, other
than in accordance with such
instructions.
            There can be no
assurance that Owners generally or
any Owner in particular will receive
the notice described in the
preceding paragraph sufficiently
prior to the instruction cutoff date
to ensure that the Depositary will
vote the Shares or Deposited
Securities in accordance with the
provisions set forth in the
preceding paragraph.
      In order to give Owners a
reasonable opportunity to instruct
the Depositary as to the exercise of
voting rights relating to Deposited
Securities, if the Company will
request the Depositary to act under
this Article, the Company shall
give the Depositary notice of any
such meeting and details
concerning the matters to be voted
upon not less than 30 days prior to
the meeting date.
17.
	CH
ANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in
nominal value, change in par value,
splitup, consolidation, or any other
reclassification of Deposited
Securities, or upon any
recapitalization, reorganization,
merger or consolidation, or sale of
assets affecting the Company or to
which it is a party, or upon the
redemption or cancellation by the
Company of the Deposited
Securities, any securities, cash or
property which shall be received by
the Depositary or a Custodian in
exchange for, in conversion of, in
lieu of or in respect of Deposited
Securities shall be treated as new
Deposited Securities under the
Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the
existing Deposited Securities, the
right to receive the new Deposited
Securities so received, unless
additional Receipts are delivered
pursuant to the following sentence.
In any such case the Depositary
may deliver additional American
Depositary Shares as in the case of
a dividend in Shares, or call for the
surrender of outstanding Receipts
to be exchanged for new Receipts
specifically describing such new
Deposited Securities.
18.
	LI
ABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor
the Company nor any of their
respective directors, employees,
agents or affiliates shall incur any
liability to any Owner or holder, i if
by reason of any provision of any
present or future law or regulation
of the United States or any other
country, or of any governmental or
regulatory authority, or by reason
of any provision, present or future,
of the articles of association or any
similar document of the Company,
or by reason of any provision of
any securities issued or distributed
by the Company, or any offering or
distribution thereof, or by reason of
any act of God or war or terrorism
or other circumstances beyond its
control, the Depositary or the
Company shall be prevented,
delayed or forbidden from or be
subject to any civil or criminal
penalty on account of doing or
performing any act or thing which
by the terms of the Deposit
Agreement or Deposited Securities
it is provided shall be done or
performed, ii by reason of any
nonperformance or delay, caused
as aforesaid, in the performance of
any act or thing which by the terms
of the Deposit Agreement it is
provided shall or may be done or
performed, iii by reason of any
exercise of, or failure to exercise,
any discretion provided for in the
Deposit Agreement, iv for the
inability of any Owner or holder to
benefit from any distribution,
offering, right or other benefit
which is made available to holders
of Deposited Securities but is not,
under the terms of the Deposit
Agreement, made available to
Owners or holders, or v for any
special, consequential or punitive
damages for any breach of the
terms of the Deposit Agreement.
Where, by the terms of a
distribution pursuant to
Section 4.01, 4.02 or 4.03 of the
Deposit Agreement, or an offering
or distribution pursuant to
Section 4.04 of the Deposit
Agreement, such distribution or
offering may not be made available
to Owners, and the Depositary may
not dispose of such distribution or
offering on behalf of such Owners
and make the net proceeds
available to such Owners, then the
Depositary shall not make such
distribution or offering, and shall
allow any rights, if applicable, to
lapse.  Neither the Company nor
the Depositary assumes any
obligation or shall be subject to any
liability under the Deposit
Agreement to Owners or holders,
except that they agree to perform
their obligations specifically set
forth in the Deposit Agreement
without negligence or bad faith.
The Depositary shall not be subject
to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary
nor the Company shall be under
any obligation to appear in,
prosecute or defend any action,
suit, or other proceeding in respect
of any Deposited Securities or in
respect of the American Depositary
Shares, on behalf of any Owner or
holder or other person.  Neither the
Depositary nor the Company shall
be liable for any action or
nonaction by it in reliance upon the
advice of or information from legal
counsel, accountants, any person
presenting Shares for deposit, any
Owner or holder or any other
person believed by it in good faith
to be competent to give such
advice or information.  The
Depositary shall not be responsible
for any failure to carry out any
instructions to vote any of the
Deposited Securities or for the
manner in which any such vote is
cast or the effect of any such vote,
provided that any such action or
nonaction is in good faith.  The
Depositary shall not be liable for
any acts or omissions made by a
successor depositary whether in
connection with a previous act or
omission of the Depositary or in
connection with a matter arising
wholly after the removal or
resignation of the Depositary,
provided that in connection with
the issue out of which such
potential liability arises, the
Depositary performed its
obligations without negligence or
bad faith while it acted as
Depositary.
        No disclaimer of liability
under the Securities Act of 1933 is
intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any
time resign as Depositary under the
Deposit Agreement by written
notice of its election so to do
delivered to the Company, such
resignation to take effect upon the
earlier of i the appointment of a
successor depositary and its
acceptance of such appointment as
provided in the Deposit Agreement
or ii termination by the Depositary
pursuant to Section 6.02 of the
Deposit Agreement.  The
Depositary may at any time be
removed by the Company by 120
days prior written notice of such
removal, to become effective upon
the later of i the 120th day after
delivery of the notice to the
Depositary and ii the appointment
of a successor depositary and its
acceptance of such appointment as
provided in the Deposit
Agreement.  The Depositary in its
discretion may appoint a substitute
or additional custodian or
custodians.

20.
	A
MENDMENT.
      The form of the Receipts
and any provisions of the Deposit
Agreement may at any time and
from time to time be amended by
agreement between the Company
and the Depositary without the
consent of Owners or holders in
any respect which they may deem
necessary or desirable.  Any
amendment which shall impose or
increase any fees or charges other
than taxes and other governmental
charges, registration fees, cable,
telex or facsimile transmission
costs, delivery costs or other such
expenses, or which shall otherwise
prejudice any substantial existing
right of Owners, shall, however,
not become effective as to
outstanding American Depositary
Shares until the expiration of thirty
days after notice of such
amendment shall have been given
to the Owners of outstanding
American Depositary Shares. Every
Owner and holder of American
Depositary Shares, at the time any
amendment so becomes effective,
shall be deemed, by continuing to
hold such American Depositary
Shares or any interest therein, to
consent and agree to such
amendment and to be bound by the
Deposit Agreement as amended
thereby. In no event shall any
amendment impair the right of the
Owner to surrender American
Depositary Shares and receive
therefor the Deposited Securities
represented thereby, except in
order to comply with mandatory
provisions of applicable law.  The
Company and the Depositary may
amend the Deposit Agreement
from time to time to reflect
changes in law in England and
Wales and changes to the London
Stock Exchanges AIM listing rules
and the articles of association or
similar document of the Company.
21.
	TE
RMINATION OF DEPOSIT
AGREEMENT.
      The Company may
terminate the Deposit Agreement
by instructing the Depositary to
mail notice of termination to the
Owners of all American Depositary
Shares then outstanding at least 30
days prior to the termination date
included in such notice.  The
Depositary may likewise terminate
the Deposit Agreement, if at any
time 30 days shall have expired
after the Depositary delivered to
the Company a written resignation
notice and if a successor depositary
shall not have been appointed and
accepted its appointment as
provided in the Deposit Agreement
in such case the Depositary shall
mail a notice of termination to the
Owners of all American Depositary
Shares then outstanding at least 30
days prior to the termination date.
On and after the date of
termination, the Owner of
American Depositary Shares will,
upon a surrender of such American
Depositary Shares, b payment of
the fee of the Depositary for the
surrender of American Depositary
Shares referred to in Section 2.05,
and c payment of any applicable
taxes or governmental charges, be
entitled to delivery, to him or upon
his order, of the amount of
Deposited Securities represented
by those American Depositary
Shares.  If any American
Depositary Shares shall remain
outstanding after the date of
termination, the Depositary
thereafter shall discontinue the
registration of transfers of
American Depositary Shares, shall
suspend the distribution of
dividends to the Owners thereof,
and shall not give any further
notices or perform any further acts
under the Deposit Agreement,
except that the Depositary shall
continue to collect dividends and
other distributions pertaining to
Deposited Securities, shall sell
rights and other property as
provided in the Deposit
Agreement, and shall continue to
deliver Deposited Securities,
together with any dividends or
other distributions received with
respect thereto and the net
proceeds of the sale of any rights
or other property, upon surrender
of American Depositary Shares
after deducting, in each case, the
fee of the Depositary for the
surrender of American Depositary
Shares, any expenses for the
account of the Owner of such
American Depositary Shares in
accordance with the terms and
conditions of the Deposit
Agreement, and any applicable
taxes or governmental charges. At
any time after the expiration of
four months from the date of
termination, the Depositary may
sell the Deposited Securities then
held under the Deposit Agreement
and may thereafter hold uninvested
the net proceeds of any such sale,
together with any other cash then
held by it thereunder, unsegregated
and without liability for interest,
for the pro rata benefit of the
Owners of American Depositary
Shares that have not theretofore
been surrendered, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds. After
making such sale, the Depositary
shall be discharged from all
obligations under the Deposit
Agreement, except to account for
such net proceeds and other cash
after deducting, in each case, the
fee of the Depositary for the
surrender of American Depositary
Shares, any expenses for the
account of the Owner of such
American Depositary Shares in
accordance with the terms and
conditions of the Deposit
Agreement, and any applicable
taxes or governmental charges.
Upon the termination of the
Deposit Agreement, the Company
shall be discharged from all
obligations under the Deposit
Agreement except for its
obligations to the Depositary with
respect to indemnification, charges,
and expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      a
	No
twithstanding the provisions of
Section 2.04 of the Deposit
Agreement, the parties
acknowledge that the Direct
Registration System DRS and
Profile Modification System
Profile shall apply to uncertificated
American Depositary Shares upon
acceptance thereof to DRS by
DTC.  DRS is the system
administered by DTC pursuant to
which the Depositary may register
the ownership of uncertificated
American Depositary Shares,
which ownership shall be
evidenced by periodic statements
issued by the Depositary to the
Owners entitled thereto.  Profile is
a required feature of DRS which
allows a DTC participant, claiming
to act on behalf of an Owner, to
direct the Depositary to register a
transfer of those American
Depositary Shares to DTC or its
nominee and to deliver those
American Depositary Shares to the
DTC account of that DTC
participant without receipt by the
Depositary of prior authorization
from the Owner to register such
transfer.
      b	In
connection with and in accordance
with the arrangements and
procedures relating to DRS/Profile,
the parties understand that the
Depositary will not verify,
determine or otherwise ascertain
that the DTC participant which is
claiming to be acting on behalf of
an Owner in requesting registration
of transfer and delivery described
in subsection a has the actual
authority to act on behalf of the
Owner notwithstanding any
requirements under the Uniform
Commercial Code.  For the
avoidance of doubt, the provisions
of Sections 5.03 and 5.08 of the
Deposit Agreement shall apply to
the matters arising from the use of
the DRS.  The parties agree that
the Depositarys reliance on and
compliance with instructions
received by the Depositary through
the DRS/Profile System and in
accordance with the Deposit
Agreement, shall not constitute
negligence or bad faith on the part
of the Depositary.
23.	SUBMISSION TO
JURISDICTION JURY TRIAL
WAIVER WAIVER OF
IMMUNITIES.
      In the Deposit Agreement,
the Company has i appointed CT
Corporation System, 111 Eighth
Avenue, 13th Floor, New York,
New York  10011, as the
Companys authorized agent upon
which process may be served in
any suit or proceeding arising out
of or relating to the Shares or
Deposited Securities, the American
Depositary Shares, the Receipts or
the Deposit Agreement, ii
consented and submitted to the
jurisdiction of any state or federal
court in the State of New York in
which any such suit or proceeding
may be instituted, and iii agreed
that service of process upon said
authorized agent shall be deemed
in every respect effective service of
process upon the Company in any
such suit or proceeding.
      EACH PARTY TO THE
DEPOSIT AGREEMENT
INCLUDING, FOR
AVOIDANCE OF DOUBT,
EACH OWNER AND HOLDER
THEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING
AGAINST THE COMPANY
AND/OR THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY
TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH
HEREOF OR THEREOF,
INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
      To the extent that the
Company or any of its properties,
assets or revenues may have or
hereafter become entitled to, or
have attributed to it, any right of
immunity, on the grounds of
sovereignty or otherwise, from any
legal action, suit or proceeding,
from the giving of any relief in any
respect thereof, from setoff or
counterclaim, from the jurisdiction
of any court, from service of
process, from attachment upon or
prior to judgment, from attachment
in aid of execution or judgment, or
other legal process or proceeding
for the giving of any relief or for
the enforcement of any judgment,
in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its
obligations, liabilities or any other
matter under or arising out of or in
connection with the Shares or
Deposited Securities, the American
Depositary Shares, the Receipts or
the Deposit Agreement, the
Company, to the fullest extent
permitted by law, hereby
irrevocably and unconditionally
waives, and agrees not to plead or
claim, any such immunity and
consents to such relief and
enforcement.


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